SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date  of Report (Date of earliest event reported)   JUNE 30, 1995       ENZON,

INC.

                   (Exact  name  of  registrant  as  specified in its charter)




       DELAWARE                    0-12957              22-237286
   (State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)         File Number)          Identification)



        20 KINGSBRIDGE ROAD,  PISCATAWAY, NEW JERSEY    08854
          (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code    (908) 980-4500




     (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS

     Enzon, Inc. ("Enzon" or the "Company") and Schering Corporation, a subsidiary of Schering-Plough Corporation ("Schering"), have further amended (the "Revised Agreement") their November 1990 license and development agreement for PEG-INTRON A (the "Original Agreement"). Under the Revised Agreement, Schering will obtain Enzon's proprietary know-how for PEG-Intron A and acquire manufacturing rights previously held by Enzon with respect to manufacturing PEG-Intron A. Enzon has an option to become Schering's exclusive manufacturer of PEG-INTRON A for the U.S. market. Schering will retain exclusive worldwide marketing rights for PEG-INTRON A and continue to be responsible for conducting clinical studies and securing regulatory approval. Enzon is entitled to receive the milestone payments and royalties provided by the Original Agreement. In addition to such milestone payments, Schering paid to Enzon a $2,000,000 license fee with an additional $1,000,000 to be paid upon completion of the technology transfer. Last quarter Enzon delivered to Schering two PEG-INTRON A formulations having improved performance characteristics for anticipated clinical trials.

     Concurrently with executing the Revised Agreement, Schering purchased 847,849 shares (the "Shares") of Enzon's common stock, $.01 par value, for aggregate consideration of $2,000,000. Schering received demand registration rights exercisable no sooner than January 1996 and piggy-back registration rights with respect to the Shares.


                            SIGNATURES


     Pursuant to  the  requirements of the Securities Exchange Act of 1934,

the Registrant has duly  caused  this  report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  July 20, 1995




                                              ENZON, INC.
                                             (Registrant)

                                   By:   /S/  JOHN  A.  CARUSO      John A.
Caruso
                                         Vice President,Business Development
                                         and General Counsel